PROMISSORY NOTE

Principal     Loan Date   Maturity   Loan No Call Collateral Account Officer Int
$8,500,000.00 07-27-1998  06-30-1999 47886   220  40,42      0206190 DRB
________________________________________________________________________________
  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
________________________________________________________________________________

Borrower:     Tower Tech, Inc. (TIN: 731210013)
              P.O. Box 891810
              Oklahoma City, OK 73173

Lender:       Southwestern Bank & Trust Company
              6000 South Western Ave.
              P.O. Box 19100
              Oklahoma City, OK 73139

________________________________________________________________________________

Principal Amount-$8,500,000.00  Initial Rate: 10.500% Date of Note: July 27,1998

PROMISE TO PAY. Tower Tech, Inc. ("Borrower") promises to pay to Southwestern Bank & Trust Company ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eight Million Five Hundred Thousand & 00/100 Dollars ($8,500,000.00) or so, much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. The maximum principal amount of this Note shall be reduced to (Initials: DRB, CDW) $5,000,000.00 on October 31, 1998, and if necessary, Borrower shall make a mandatory prepayment as set forth below. PAYMENT. Borrower will pay this loan on demand, or if no demand is made, in one payment of all outstanding principal plus all accred unpaid interest on June 30, 1999. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning August 30, 1998, and all subsequent Interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the National Prime (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.500% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index, resulting in an initial rate of 10.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $7.50. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note or any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (I) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 7.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Oklahoma. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Oklahoma County, the State of Oklahoma. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by All Borrower's accounts (excluding accounts arising from sales to foreign (i.e. not U.S.) nationals); inventory; general intangibles; rental fleet inventory; U.S. Patent no.5,487,849 and U.S. Patent no.5,487,531; and Assignment of Life Insurance on Harold D. Curtis.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority Charles D. Whitsitt, Chief Financial Officer. Advances under this note are subject to the conditions and limitations set forth in the Business Loan Agreement of even date herewith. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

MANDATORY PREPAYMENT. On October 31,1998, the maximum principal amount of this Note shall be reduced to $5,000,000.00. In the event the principal amount advanced on this Note on October 31,1998, exceeds $5,000,000.00, Borrower shall, on October 31,1998, pay to Lender the amount necessary to reduce the principal amount outstanding on this Note to the lesser of: (i) $5,000,000.00 or (ii) the Borrowing Base, as set forth in the Business Loan Agreement of even date herewith. Thereafter, the maximum principal amount eligible to be advanced on this Note shall not exceed the lesser of (I) $5,000,000.00, or (ii) the Borrowing Base.

PRIOR NOTE. This Note is executed end delivered to increase the face amount of that certain Promissory Note #47886 from Tower Tech, Inc. to Southwestern Bank dated April 17, 1998 in the principal amount of $6,500,000.00 to mature June 30,1999, and not in payment, release or discharge of such prior note.

GENERAL PROVISIONS. This Note is payable on demand. The Inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

07-27-1998               PROMISSORY NOTE                                 Page 2
                           (Continued)

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.



BORROWER:

Tower Tech, Inc.

By:      ss/CHARLES D. WHITSITT
         _______________________
         Charles D. Whitsit
         Chief Financial Officer